Exhibit 99.1

Tenneco Reports Improved Year-Over-Year Financial Results

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 29, 2009--Tenneco Inc. (NYSE: TEN):

  EBIT increases 25% year-over-year on 16% lower revenues
  $77 million in cash flow generated from operations, up from $40 million a year ago
  Net debt reduced by $66 million compared with September 30, 2008

Tenneco Inc. (NYSE: TEN) reported a third quarter net loss of $8 million, or 17-cents per diluted share, compared with a loss of $136 million, or $2.92 per diluted share in third quarter 2008. Adjusted for the items below, net income was $3 million, or 7-cents per diluted share, versus net income of less than $1 million, or 1-cent per diluted share a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) was $35 million, up 25% over $28 million a year ago. Adjusted EBIT was $46 million, up 36% from $34 million in third quarter 2008. EBITDA including noncontrolling interests (EBIT before depreciation and amortization) was $90 million, an increase over $84 million in third quarter 2008. Adjusted EBITDA including noncontrolling interests was $101 million, compared with $90 million a year ago.

“The actions we have taken to help counter overall weak industry conditions helped improve our profitability this quarter and position Tenneco to capitalize on an improving production environment going forward. We were also encouraged by our stronger sequential revenue improvement this quarter versus last,” said Gregg Sherrill, chairman and CEO, Tenneco. “Our results are a testament to the hard work of our employees worldwide who have done an outstanding job executing on our cost management and cash generation initiatives while continuing to develop and deliver quality products and services to our customers.”

Adjusted third quarter 2009 and 2008 results:

	Q3 2009				Q3 2008
	EBITDA	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share	EBITDA	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share
Earnings Measures	$90	$35	$(8)	$(0.17)	$84	$28	$(136)	$(2.92)
Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	11	11	7	0.16	6	6	4	0.09
Net tax adjustments	-	-	4	0.08	-	-	132	2.84

Non-GAAP earnings measures	$101	$46	$3	$0.07	$90	$34	$-	$0.01

Third quarter 2009 adjustments:

  Restructuring and related expenses of $11 million pre-tax, or 16-cents per diluted share;
  Non-cash tax charges of $4 million, or 8-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in the U.S. and certain foreign jurisdictions.

Third quarter 2008 adjustments:

  Restructuring and related expenses of $6 million pre-tax, or 9-cents per diluted share;
  Non-cash tax charges of $132 million, or $2.84 per diluted share primarily for recording a valuation allowance against the company’s deferred tax assets and repatriating $40 million in cash from Brazil.

REVENUE

Third quarter 2009 revenue was $1.254 billion, down from $1.497 billion in third quarter 2008 but up from $1.106 billion in second quarter 2009. Excluding the negative currency impact of $63 million and substrate sales, revenue was $1.058 billion, down 6% from $1.129 billion the prior year. The year-over-year revenue decrease was primarily driven by lower OE production volumes in Europe, North America and Australia and declining Europe aftermarket sales, partially offset by stronger OE production volumes in China and South America and higher North America aftermarket sales.

GROSS MARGIN AND SGA&E

Gross margin in the quarter was 16.8%, an improvement versus 13.3% a year ago despite higher year-over-year restructuring costs in third quarter 2009. The gross margin performance was driven by the benefits of restructuring actions implemented in 2008, cost reductions including temporary salary reductions, efficiency improvements, managing material costs and lower substrate sales as a percent of revenue versus a year ago.

SGA&E (selling, general, administrative and engineering) expense was $117 million, relatively even with $116 million in third quarter 2008. Tenneco realized savings from its restructuring and cost reduction actions, including the temporary salary reductions and 401(k) match suspension. Higher year-over-year expense for other compensation related costs and the 2008 Marzocchi acquisition offset these savings. SGA&E as a percent of sales increased to 9.3% from 7.7% a year ago due to lower year-over-year revenues. SGA&E in third quarter 2008 included $3 million in restructuring and related costs.

CASH AND DEBT POSITION

The company’s continued emphasis on generating cash resulted in $77 million in cash flow from operations in the quarter, compared with $40 million in third quarter 2008. The improved cash performance was driven by working capital improvements, particularly in inventory and from increased use of the available accounts receivable securitization programs.

The company’s worldwide factored receivables were $208 million as of September 30 compared with $226 million a year ago and up from $172 million at June 30 of this year. Factored receivables had a cash flow impact of $36 million in the quarter, compared with $10 million a year ago.

Capital spending was $22 million in the quarter. Tenneco continues to closely manage and prioritize spending without compromising investments needed for new business launches, technology development and future growth opportunities including redeploying available capacity to commercial vehicle applications. The company now expects that its capital spending will be approximately $125 million for 2009.

At September 30, 2009, Tenneco’s leverage ratio under its senior credit facility was 5.17, below the maximum level of 7.90. The interest coverage ratio was 2.16, above the minimum of 1.55. At the end of the quarter, Tenneco had an EBITDA cushion of $74 million against its tightest ratio.

The company continued to strengthen its liquidity in the quarter and reduced net debt by $66 million year-over-year.

($ millions)
	September 30,
	2009	2008
Total Debt	$1,468	$1,524
Cash Balances	137	127
Net Debt	$1,331	$1,397

Unused Borrowing Capacity	$390	$328

NORTH AMERICA

  OE revenue was $428 million, down from $520 million a year ago. Excluding substrate sales and the negative impact of currency, revenue was $282 million, a 15% decrease from $332 million the prior year. The decline was driven by lower OE production volumes as industry light vehicle production was down 21% year-over-year. Industry commercial vehicle Class 8 production fell 42% and Class 5-7 fell 32%.
  Aftermarket revenue increased 4% to $150 million from $142 million a year ago. Currency had a $1 million negative impact on revenue. The increase was driven by stronger ride control volumes and pricing, partially offset by lower emission control volumes.
  North America EBIT was $17 million, compared with a loss of $2 million in third quarter 2008. Efforts to reduce costs, improve manufacturing efficiency and manage material costs as well as the benefits from higher aftermarket sales and new OE launches more than offset the negative impact from lower production volumes. Third quarter 2009 EBIT includes $4 million in favorable currency.
  Adjusted for the following items, EBIT was $28 million, versus $3 million in third quarter 2008. Third quarter 2009 EBIT includes $11 million in restructuring and related expenses for the closure of a North America ride control plant. Third quarter 2008 EBIT includes $5 million in restructuring and related expenses.

EUROPE, SOUTH AMERICA AND INDIA

  Europe OE revenue was $342 million, down from $481 million a year ago. Excluding substrate sales and the negative impact of currency, revenue declined 10% to $310 million, compared with $346 million in third quarter 2008. The decline was driven by lower production volumes, primarily on emission control supplied platforms. New ride control platform launches including new CES business, and a favorable ride control vehicle segment mix partially offset the volume declines. Industry light vehicle production in the quarter was down 15% year-over-year.
  Europe aftermarket revenue decreased to $96 million from $111 million in third quarter 2008. Excluding the negative impact of currency, revenue was $101 million, driven by lower sales in both product lines, especially heavy duty ride control sales and ride control sales in Eastern Europe.
  South America and India revenue was $103 million versus $115 million a year ago. Excluding substrate sales and the negative impact of currency, revenue increased 3% to $101 million versus $98 million a year ago, driven by higher OE production volumes.
  EBIT for Europe, South America and India was $10 million, compared with $24 million in third quarter 2008. The benefits from restructuring actions, cost reductions, managing material costs and new platform launches were more than offset by lower OE production volumes and related manufacturing fixed cost absorption and declining aftermarket sales. Third quarter 2008 EBIT includes $1 million in restructuring and related expenses. Third quarter 2009 EBIT includes $5 million in unfavorable currency.

ASIA PACIFIC

  Asia revenue was $102 million, up from $77 million a year ago. Excluding substrate sales, revenue was $81 million, up 51% from $53 million in third quarter 2008. The increase was driven by higher OE production volumes in China.
  Australia revenue was $33 million, compared with $51 million in third quarter 2008. Excluding substrate sales and the negative impact of currency, revenue was $32 million, a 29% decrease versus $47 million the prior year. The decrease was due to production volume declines as OE customers adjusted production to declining vehicle sales. Industry light vehicle production in the quarter was down 33% year-over-year.
  Asia Pacific EBIT was $8 million, compared with $6 million in third quarter 2008, driven by OE production volume increases in China, partially offset by production volume declines in Australia and related manufacturing fixed cost absorption. Third quarter 2009 EBIT includes $1 million in unfavorable currency.

OUTLOOK

Tenneco expects that fourth quarter industry production in North America and Europe will increase sequentially; China and India will continue to see robust light vehicle production growth year-over-year; and the global aftermarket will remain stable year-over-year, following its typical seasonal pattern.

Given the company’s cash flow and earnings performance, coupled with this more stable industry outlook, Tenneco is announcing that effective October 1, it has begun restoring salaries for all salaried employees worldwide, which were reduced approximately 10% on April 1, 2009. This temporary action delivered about $7 million in savings in both the second and third quarters of 2009.

“We are confident that we will see a more positive overall production environment going forward in the fourth quarter and into next year, albeit with some caution in Europe as the various countries’ scrappage incentives come to an end,” Sherrill said. “We will stay focused on executing our program launches, flexing operations as required and continue driving our cost and cash management processes.”

“The operational improvements we have made over the past year will allow us to leverage our performance during an industry recovery,” said Sherrill. “Our growth plans are on track and we continue to invest the necessary resources to support that growth, especially in the commercial vehicle market and in rapidly growing markets such as China.”

Attachment 1

Statements of Income – 3 Months

Statements of Income – 9 Months

Balance Sheets

Statements of Cash Flows – 3 Months

Statements of Cash Flows – 9 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA – 9 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months

Reconciliation of Non-GAAP Measures – Debt Net of Cash

CONFERENCE CALL

The company will host a conference call on Thursday, October 29, 2009 at 10:30 a.m. EDT. The dial-in number is 888-469-2055 (domestic) or 312-470-7117 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 29, 2009 through November 29, 2009. To access this recording, dial 866-469-5762 (domestic) or 203-369-1461 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets particularly in light of the current global financial and liquidity crisis, and the credit ratings of the company’s debt;

(ix) the recent volatility in the credit markets, the losses which may be sustained by our lenders due to their lending and other financial relationships and the general instability of financial institutions due to a weakening economy;

(x) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(xi) workforce factors such as strikes or labor interruptions;

(xii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xiii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiv) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xv) changes in accounting estimates and assumptions, including changes based on additional information;

(xvi) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2008.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2009		2008
Net sales and operating revenues	$1,254		$1,497

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	1,043	(a)	1,298	(c)
Engineering, research and development	27		29
Selling, general and administrative	90		87	(c)
Depreciation and amortization of other intangibles	55		56
Total costs and expenses	1,215		1,470

Loss on sale of receivables	(2)		(3)
Other income (expense)	(2)		4
Total other income (expense)	(4)		1

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	17	(a)	(2)	(c)
Europe, South America & India	10		24	(c)
Asia Pacific	8		6
	35		28
Less:
Interest expense (net of interest capitalized)	35		30
Income tax expense	4	(b)	131	(d)
Net loss	(4)		(133)

Less: Net income attributable to noncontrolling interests	4		3
Net loss attributable to Tenneco Inc.	$(8)		$(136)

Average common shares outstanding:
Basic	46.7		46.4
Diluted	46.7		46.4

Loss per share of common stock:
Basic	$(0.17)		$(2.92)
Diluted	$(0.17)		$(2.92)

(a) Includes restructuring and related charges of $11 million pre-tax, $7 million after tax or $0.16 per diluted share, which is recorded in cost of sales in North America.

(b) Includes tax charges of $4 million or $0.08 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

(c) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.09 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $3 million is recorded in SG&A. Geographically, $5 million is recorded in North America and $1 million in Europe, South America and India.

(d) Includes tax charges of $132 million or $2.84 per diluted share, primarily related to recording a valuation allowance against the company's deferred tax assets and the repatriating of cash from Brazil.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2009		2008
Net sales and operating revenues	$3,327		$4,708

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	2,783	(a)	4,007	(d)
Engineering, research and development	72		99
Selling, general and administrative	256	(a)	294	(d)(e)
Depreciation and amortization of other intangibles	162	(a)	168
Total costs and expenses	3,273		4,568

Loss on sale of receivables	(6)		(7)
Other income (expense)	(9)	(b)	9
Total other income (expense)	(15)		2

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	27	(a)(b)	24	(d)(e)
Europe, South America & India	(1)	(a)	97	(d)
Asia Pacific	13		21	(d)
	39		142
Less:
Interest expense (net of interest capitalized)	101		88
Income tax expense	18	(c)	163	(f)
Net loss	(80)		(109)

Less: Net income attributable to noncontrolling interests	10		8
Net loss attributable to Tenneco Inc.	$(90)		$(117)

Average common shares outstanding:
Basic	46.7		46.4
Diluted	46.7		46.4

Loss per share of common stock:
Basic	$(1.93)		$(2.53)
Diluted	$(1.93)		$(2.53)

(a) Includes restructuring and related charges of $17 million pre-tax, $11 million after tax or $0.24 per diluted share. Of the adjustment $14 million is recorded in cost of sales, $1 million is recorded in SG&A and $2 million is recorded in depreciation. Geographically, $14 million is recorded in North America and $3 million in Europe, South America and India.

(b) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(c) Includes tax charges of $40 million or $0.86 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

(d) Includes restructuring and related charges of $16 million pre-tax, $11 million after tax or $0.23 per diluted share. Of the adjustment $9 million is recorded in cost of sales and $7 million is recorded in SG&A. Geographically, $7 million is recorded in North America, $7 million in Europe, South America and India and $2 million in Asia Pacific.

(e) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(f) Includes tax charges of $146 million or $3.13 per diluted share, primarily related to recording a valuation allowance against the company's deferred tax assets and the repatriating of cash from Brazil.

				ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		September 30, 2009		December 31, 2008

Assets

	Cash and cash equivalents	$137		$126

	Receivables, net	718	(a)	574	(a)

	Inventories	456		513

	Other current assets	174		125

	Investments and other assets	329		345

	Plant, property, and equipment, net	1,126		1,145

	Total assets	$2,940		$2,828

Liabilities and Shareholders' Equity

	Short-term debt	$73		$49

	Accounts payable	822		790

	Accrued taxes	47		30

	Accrued interest	31		22

	Other current liabilities	279		266

	Long-term debt	1,395	(b)	1,402	(b)

	Deferred income taxes	62		51

	Deferred credits and other liabilities	448		438

	Redeemable noncontrolling interests	5		7

	Tenneco Inc. shareholders' equity	(248)		(251)

	Noncontrolling interests	26		24

	Total liabilities and shareholders' equity	$2,940		$2,828

		September 30, 2009		December 31, 2008
(a)	Accounts Receivables net of:
	Accounts receivables securitization programs	$208		$179

		September 30, 2009		December 31, 2008
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$242		$239
	Term loan A (Due 2012)	139		150
	10.25% senior notes (Due 2013)	249		250
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	Other long term debt	15		13

		$1,395		$1,402

		ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2009	2008

Operating activities:
Net loss	$(4)	$(133)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	55	56
Stock-based compensation	1	2
Deferred income taxes	(7)	102
Loss on sale of assets	2	2
Changes in components of working capital-
(Inc.)/dec. in receivables	(67)	34
(Inc.)/dec. in inventories	9	(4)
(Inc.)/dec. in prepayments and other current assets	(30)	(3)
Inc./(dec.) in payables	92	(9)
Inc./(dec.) in taxes accrued	1	(17)
Inc./(dec.) in interest accrued	8	9
Inc./(dec.) in other current liabilities	13	(12)
Changes in long-term assets	2	(3)
Changes in long-term liabilities	3	19
Other	(1)	(3)
Net cash provided by operating activities	77	40

Investing activities:
Proceeds from sale of assets	1	-
Cash payments for plant, property & equipment	(20)	(65)
Cash payments for software-related intangibles	(1)	(1)
Acquisition of business, net of cash acquired	-	3
Investments and other	1	-
Net cash used by investing activities	(19)	(63)

Financing activities:
Issuance of long-term debt	4	-
Retirement of long-term debt	(7)	(1)
Net inc./(dec.) in bank overdrafts	6	(18)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	(51)	27
Net cash provided (used) by financing activities	(48)	8

Effect of foreign exchange rate changes on cash and
cash equivalents	16	(22)

Increase (Decrease) in cash and cash equivalents	26	(37)
Cash and cash equivalents, July 1	111	164
Cash and cash equivalents, September 30	$137	$127

Cash paid during the period for interest	$26	$22
Cash paid during the period for income taxes (net of refunds)	20	26

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$13	$24
Assumption of debt from business acquisition	-	10

		ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2009	2008

Operating activities:
Net loss	$(80)	$(109)
Adjustments to reconcile net loss
to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	162	168
Stock-based compensation	5	7
Deferred income taxes	(10)	84
Loss on sale of assets	6	7
Changes in components of working capital-
(Inc.)/dec. in receivables	(124)	(114)
(Inc.)/dec. in inventories	76	(51)
(Inc.)/dec. in prepayments and other current assets	(35)	(42)
Inc./(dec.) in payables	56	41
Inc./(dec.) in taxes accrued	20	8
Inc./(dec.) in interest accrued	9	8
Inc./(dec.) in other current liabilities	8	4
Changes in long-term assets	8	6
Changes in long-term liabilities	4	24
Other	3	(7)
Net cash provided by operating activities	108	34

Investing activities:
Proceeds from sale of assets	3	2
Cash payments for plant, property & equipment	(86)	(192)
Cash payments for software-related intangibles	(5)	(9)
Acquisition of business, net of cash acquired	1	(16)
Investments and other	1	-
Net cash used by investing activities	(86)	(215)

Financing activities:
Issuance of common shares	-	1
Issuance of long-term debt	6	-
Debt issuance costs on long-term debt	(8)	-
Retirement of long-term debt	(15)	(4)
Net inc./(dec.) in bank overdrafts	(18)	(18)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current
maturities on long-term debt	24	148
Distribution to noncontrolling interest partners	(10)	(4)
Net cash provided (used) by financing activities	(21)	123

Effect of foreign exchange rate changes on cash and
cash equivalents	10	(3)

Increase (Decrease) in cash and cash equivalents	11	(61)
Cash and cash equivalents, January 1	126	188
Cash and cash equivalents, September 30	$137	$127

Cash paid during the period for interest	$91	$83
Cash paid during the period for income taxes (net of refunds)	32	50

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$13	$24
Assumption of debt from business acquisition	-	10

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

					Q3 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.								$(8)

Net income attributable to noncontrolling interests								4

Net loss								(4)

Income tax expense								4

Interest expense (net of interest capitalized)								35

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)					$17	$10	$8	35

Depreciation and amortization of other intangibles					27	23	5	55

Total EBITDA including noncontrolling interests (2)					$44	$33	$13	$90

					Q3 2008
					North	Europe,	Asia
					America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.								$(136)

Net income attributable to noncontrolling interests								3

Net loss								(133)

Income tax expense								131

Interest expense (net of interest capitalized)								30

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)					$(2)	$24	$6	28

Depreciation and amortization of other intangibles					26	25	5	56

Total EBITDA including noncontrolling interests (2)					$24	$49	$11	$84

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q3 2009				Q3 2008
	EBITDA (3)	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share
Earnings Measures	$90	$35	$(8)	$(0.17)	$84	$28	$(136)	$(2.92)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	11	11	7	0.16	6	6	4	0.09
Net tax adjustments	-	-	4	0.08	-	-	132	2.84

Non-GAAP earnings measures	$101	$46	$3	$0.07	$90	$34	$-	$0.01

					Q3 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$17	$10	$8	$35
Restructuring and related expenses					11	-	-	11

Adjusted EBIT					$28	$10	$8	$46

					Q3 2008
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$(2)	24	$6	$28
Restructuring and related expenses					5	1	-	6

Adjusted EBIT					$3	$25	$6	$34

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the third quarters of 2009 and 2008 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

					YTD 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.								$ (90)

Net income attributable to noncontrolling interests								10

Net loss								(80)

Income tax expense								18

Interest expense (net of interest capitalized)								101

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)					$ 27	$ (1)	$ 13	39

Depreciation and amortization of other intangibles					83	66	13	162

Total EBITDA including noncontrolling interests (2)					$ 110	$ 65	$ 26	$ 201

					YTD 2008
					North	Europe,	Asia
					America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.								$ (117)

Net income attributable to noncontrolling interests								8

Net loss								(109)

Income tax expense								163

Interest expense (net of interest capitalized)								88

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)					$ 24	$ 97	$ 21	142

Depreciation and amortization of other intangibles					79	75	14	168

Total EBITDA including noncontrolling interests (2)					$ 103	$ 172	$ 35	$ 310

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

								ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2009				YTD 2008
	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share
Earnings Measures	$ 201	$ 39	$ (90)	$ (1.93)	$ 310	$ 142	$ (117)	$ (2.53)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	15	17	11	0.24	16	16	11	0.23
Environmental reserve (4)	5	5	3	0.07	-	-	-	-
New aftermarket customer changeover costs (5)	-	-	-	-	7	7	4	0.09
Net tax adjustments	-	-	40	0.86	-	-	146	3.13

Non-GAAP earnings measures	$ 221	$ 61	$ (36)	$ (0.76)	$ 333	$ 165	$ 44	$ 0.92

					YTD 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 27	$ (1)	$ 13	$ 39
Restructuring and related expenses					14	3	-	17
Environmental reserve (4)					5	-	-	5

Adjusted EBIT					$ 46	$ 2	$ 13	$ 61

					YTD 2008
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$ 24	97	$ 21	$ 142
Restructuring and related expenses					7	7	2	16
New aftermarket customer changeover costs (5)					7	-	-	7

Adjusted EBIT					$ 38	$ 104	$ 23	$ 165

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first nine months of 2009 and 2008 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(5) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	Q3 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$107	$(1)	$108	$-	$108
Exhaust	321	-	321	147	174
Total North America Original Equipment	428	(1)	429	147	282

North America Aftermarket
Ride Control	110	-	110	-	110
Exhaust	40	(1)	41	-	41
Total North America Aftermarket	150	(1)	151	-	151

Total North America	578	(2)	580	147	433

Europe Original Equipment
Ride Control	107	(2)	109	-	109
Exhaust	235	(41)	276	75	201
Total Europe Original Equipment	342	(43)	385	75	310

Europe Aftermarket
Ride Control	50	(2)	52	-	52
Exhaust	46	(3)	49	-	49
Total Europe Aftermarket	96	(5)	101	-	101

South America & India	103	(12)	115	14	101

Total Europe, South America & India	541	(60)	601	89	512

Asia	102	-	102	21	81

Australia	33	(1)	34	2	32

Total Asia Pacific	135	(1)	136	23	113

Total Tenneco Inc.	$1,254	$(63)	$1,317	$259	$1,058

	Q3 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$139	$-	$139	$-	$139
Exhaust	381	-	381	188	193
Total North America Original Equipment	520	-	520	188	332

North America Aftermarket
Ride Control	99	-	99	-	99
Exhaust	43	-	43	-	43
Total North America Aftermarket	142	-	142	-	142

Total North America	662	-	662	188	474

Europe Original Equipment
Ride Control	111	-	111	-	111
Exhaust	370	-	370	135	235
Total Europe Original Equipment	481	-	481	135	346

Europe Aftermarket
Ride Control	59	-	59	-	59
Exhaust	52	-	52	-	52
Total Europe Aftermarket	111	-	111	-	111

South America & India	115	-	115	17	98

Total Europe, South America & India	707	-	707	152	555

Asia	77	-	77	24	53

Australia	51	-	51	4	47

Total Asia Pacific	128	-	128	28	100

Total Tenneco Inc.	$1,497	$-	$1,497	$368	$1,129

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	YTD 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$269	$(7)	$276	$-	$276
Exhaust	810	(3)	813	370	443
Total North America Original Equipment	1,079	(10)	1,089	370	719

North America Aftermarket
Ride Control	318	(4)	322	-	322
Exhaust	118	(3)	121	-	121
Total North America Aftermarket	436	(7)	443	-	443

Total North America	1,515	(17)	1,532	370	1,162

Europe Original Equipment
Ride Control	304	(39)	343	-	343
Exhaust	645	(211)	856	224	632
Total Europe Original Equipment	949	(250)	1,199	224	975

Europe Aftermarket
Ride Control	137	(19)	156	-	156
Exhaust	120	(19)	139	-	139
Total Europe Aftermarket	257	(38)	295	-	295

South America & India	261	(52)	313	39	274

Total Europe, South America & India	1,467	(340)	1,807	263	1,544

Asia	257	1	256	58	198

Australia	88	(30)	118	9	109

Total Asia Pacific	345	(29)	374	67	307

Total Tenneco Inc.	$3,327	$(386)	$3,713	$700	$3,013

	YTD 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$372	$-	$372	$-	$372
Exhaust	1,214	-	1,214	597	617
Total North America Original Equipment	1,586	-	1,586	597	989

North America Aftermarket
Ride Control	311	-	311	-	311
Exhaust	122	-	122	-	122
Total North America Aftermarket	433	-	433	-	433

Total North America	2,019	-	2,019	597	1,422

Europe Original Equipment
Ride Control	371	-	371	-	371
Exhaust	1,243	-	1,243	449	794
Total Europe Original Equipment	1,614	-	1,614	449	1,165

Europe Aftermarket
Ride Control	175	-	175	-	175
Exhaust	152	-	152	-	152
Total Europe Aftermarket	327	-	327	-	327

South America & India	317	-	317	48	269

Total Europe, South America & India	2,258	-	2,258	497	1,761

Asia	272	-	272	87	185

Australia	159	-	159	14	145

Total Asia Pacific	431	-	431	101	330

Total Tenneco Inc.	$4,708	$-	$4,708	$1,195	$3,513

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES - DEBT NET OF CASH
Unaudited

	September 30,

	2009	2008

Total debt	$1,468	$1,524

Cash and cash equivalents	137	127

Debt net of cash balances (1)	$1,331	$1,397

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

CONTACT:
Tenneco Inc.
Jane Ostrander
Investor inquiries
847 482-5607
jostrander@tenneco.com
or
Jim Spangler
Media inquiries
847 482-5810
jspangler@tenneco.com